                            ENERGY WEST INCORPORATED
                              RETENTION BONUS PLAN


     THE ENERGY WEST INCORPORATED RETENTION BONUS PLAN (the "Plan") is hereby adopted by Energy West Corporation, a Montana corporation (the "Company"), as of this 14th day of September, 2000.



 .     1   Purpose. The Company may from time to time consider transactions which could result in a Change in Control (as defined below) of the Company (a "Transaction"). The purpose of this Plan is to help the Company retain key employees through a period of transition related to such Transaction. The retention of key employees is critical to a successful Transaction and the operations of the Company or any successor to the Company after the Transaction.


     2. Eligibility and Bonus Amount. The persons eligible to participate in the Plan (the "Participants") and the amount of any retention bonus awarded to any Participant (the "Bonus") will be determined by the President and Chief Executive Officer of the Company.

     3. Payment of Bonus. Each Bonus will be paid as soon as practicable following a Change in Control. In order to receive a Bonus, the Participant (i) must be employed by the Company on the date of the Change in Control, (ii) must have performed his or her duties in a satisfactory manner through the date of the Change in Control; and
          (iii) must sign an agreement in a form and substance satisfactory to the Company relative to the Plan ("Agreement").

     4. Bonus Pool. The aggregate amount of all Bonuses shall not exceed $1,500,000.

     5. Limitation on the Amount of Each Bonus. Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (a "Payment") would be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code ("Code"), then the aggregate present value of amounts payable or distributable as severance benefits hereunder shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of such severance benefits without causing any payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this paragraph 5, present value shall be determined in accordance with Section 280G of the Code.

     6. Change in Control. For the purposes of this Plan, the term "Change in Control" shall mean (i) the consummation of a reorganization, merger or consolidation of the Company with another entity, unless the shareholders of the Company immediately prior to the consummation of such reorganization, merger or consolidation continue immediately after the consummation to hold at least a majority of the voting securities of the surviving entity; (ii) the consummation of a sale or other transfer of all or substantially all of the assets of the Company; (iii) the acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or

          14(d)(2) of the Securities Exchange Act" of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its affiliates ,or any person, entity or group that has beneficial ownership at the date of the adoption of this Plan of 50% of more of the outstanding shares of common stock of the Company, or any employee benefit plan of the company or its affiliates which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the Combined Voting Power of the Company's then outstanding voting securities. "Combined Voting Power" means, as to any corporation or other entity, the combined voting power of such corporation's or other entity's then outstanding voting securities generally entitled to vote in the election of directors, or comparable governing body, or the combined voting power of any other entity's voting securities which directly or indirectly has the power to elect a majority of such directors or members of a comparable governing body of such other entity; (iv) the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board") (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this subsection, considered as though such person were a member of the Incumbent Board; or (v) any other event that the Board of Directors of the Company (the "Board") shall determine in its sole discretion constitutes a Change in Control of the Company.

     7. Governing Law. The terms of this Plan will be interpreted in accordance with the laws of the state of Montana.

     8. Funding. The benefits under this Plan shall be paid from the general assets of the Company.

     9. Amendment and Termination. This Plan may be amended or terminated at any time by the Board prior to the execution by the Company of a definitive written agreement providing for a Change in Control or after the termination of any such definitive agreement without the consent of any Participant. No such amendment or termination shall be made, however, after the occurrence of a Change in Control.

         IN WITNESS WHEREOF, the Company has hereby executed this Plan effective as of the 14th day of September, 2000.

                                       ENERGY WEST INCORPORATED


                                   By:
                                        ---------------------------------------
                                   Name:     Larry D. Geske
                                        ---------------------------------------
                                   Title: President and Chief Executive Officer
                                        ---------------------------------------




                                       3